Exhibit 99.3

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (“Amendment No. 1”), effective as of January 1, 2008 (the “Amendment No. 1 Date”), is by and between GEOFFREY M. NICHOL (the “Executive”) and MEDAREX, INC. (the “Company”).

Capitalized terms used in this Amendment No. 1 that are not otherwise defined herein shall have the same meanings as such terms are defined in the Agreement (as defined hereafter).

WHEREAS, the Executive and the Company entered into an Employment Agreement dated October 5, 2007 (the “Agreement”) under which the Parties agreed upon the terms pursuant to which the Executive would provide services to the Company as further described therein, and

WHEREAS, the Parties now desire to amend the Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.                                      Amendment of the Agreement.  The Parties hereby agree to amend the terms of the Agreement as follows as of the Amendment No. 1 Date.

1.1          Amendment of Section 6.B(1).  The final sentence of Section 6.B(1) of the Agreement is hereby deleted and replaced with the following sentence to read in its entirety as follows:

“In addition, notwithstanding any provisions of the plan, equity award agreement or stock option agreement pursuant to which any equity awards or stock options were granted, (i) any unvested equity awards or stock options that would have vested during the six (6) months following the final day of the Term shall vest as of such final day of the Term, and (ii) the Executive shall be entitled to exercise any of the Executive’s equity awards or stock options vested as of the final day of the Term until ninety (90) days from the final day of the Term or the expiration of the stated period of the equity award or option, whichever period is the shorter.”

1.2          Amendment of Section 6.D(3).  Section 6.D(3) of the Agreement is hereby deleted and replaced with the following to read in its entirety as follows:

“Subject to Section 6.D(4), if the Term is terminated pursuant to Section 6.D(1) or 6.D(2), the Company shall pay the Executive his then existing Base Salary in the form of periodic installments and continue the benefits described in Section 3.E(1) (to the extent permitted by the Company’s insurance carriers and the terms of the applicable plans) for two (2) years commencing with the day following the final day of the Term.  In addition, notwithstanding any provisions of the plan, equity award agreement or stock option agreement pursuant to which any equity awards or stock options were granted, (i) any unvested equity awards or stock options that would have vested during the twenty-four (24) months following the final day of the Term shall vest as of such final day of the Term, and (ii) the Executive shall be entitled to exercise any of the Executive’s equity awards or stock options vested as of the final day of the

Term until ninety (90) days from the final day of the Term or the expiration of the stated period of the equity award or option, whichever period is the shorter.”

1.3          Amendment of Section 6.F(2)(c).  Amendment of Section 6.F.(2)(c).  Section 6.F.(2)(c) is hereby amended by deleting the phrase “three (3) years” in the final sentence of such section and replacing such phrase with “ninety (90) days”.

1.4          Amendment of Section 6.G(2).  Section 6.G(2) is hereby amended by deleting the final sentence of such section and replacing it with the following sentence to read in its entirety as follows:

“In addition, the Executive shall be entitled to exercise any of the Executive’s stock options that are vested as of the final day of the Term in accordance with the terms of the applicable plan or stock option agreement pursuant to which such stock options were granted.”

1.5          Amendment of Section 6.H.  Section 6.H is hereby amended by deleting the final sentence of such section and replacing it with the following sentence to read in its entirety as follows:

“In addition, any of the Executive’s stock options that are vested as of the final day of the Term shall remain exercisable in accordance with the terms of the applicable plan or stock option agreement pursuant to which such stock options were granted.”

2.             Miscellaneous.

2.1          No Other Changes.  Except as expressly provided in this Amendment No. 1, all terms of the Agreement shall remain in full force and effect.

2.2          Counterparts.  This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be duly executed as of the Amendment No. 1 Date.

MEDAREX, INC.

By:	/s/ Howard H. Pien
Name:	Howard H. Pien
Title:	President and CEO

/s/ Geoffrey M. Nichol
Geoffrey M. Nichol
Senior Vice President, Product Development

Dated:	January 17, 2008